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                                                               Exhibit (10)(gg)

                              EMPLOYMENT AGREEMENT

                  This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 31st day of July, 1997, by and between ALLIED DIGITAL TECHNOLOGIES CORP., a Delaware corporation with its principal office and place of business at 140 Fell Court, Hauppauge, New York 11788 (the "Company"), and JOHN K. MANGINI, an individual currently residing at 50 Pheasant Run, Old Tappan, New Jersey 07675 ("Executive").

                  In consideration of the mutual promises and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

                  1. Employment. The Company hereby agrees to employ Executive, and Executive accepts such employment with the Company, as a full-time employee of the Company, upon the terms and conditions hereinafter set forth.

                  2. Term. Subject to the provisions for earlier termination set forth in Section 7 hereof, Executive is hereby employed by the Company for a term commencing as of August 1, 1997 and ending July 31, 2000. Each year ending July 31 during such term, including the first year of the term is referred to herein as a "Contract Year".

                  3. Duties. Executive shall serve as Chief Operating Officer. He shall report directly to the Chief Executive Officer and shall perform such services as the Chief Executive Officer may determine from time to time, and as are consistent with his position as Chief Operating Officer. In that regard, Executive shall have day-to-day responsibility over the operating aspects of the business of the Company with substantially the same functions, duties and responsibilities as he has as of the date hereof, together with such other duties and responsibilities as shall be assigned to him by the Chief Executive Officer. Executive shall perform his assigned duties to the best of his ability, experience and talents and shall cooperate fully with the Chief Executive Officer. Executive shall devote his full business time and attention to the business and affairs of the Company. He shall also serve as an officer and/or director of any subsidiary of the Company without additional compensation as required by or the Chief Executive Officer.

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                  4.       Compensation.

                           (a)      Base Salary.  For all duties to be performed
by Executive pursuant to this Agreement, Executive shall receive a Base Salary at the initial rate of $275,000 per annum, payable at the regular pay intervals for Company senior executives, but not less frequently than bi-weekly. The rate of such Base Salary shall be increased with respect to the second and third Contract Years by an amount determined by multiplying the Base Salary for the prior Contract Year by a fraction, the numerator of which shall equal the United States Bureau of Labor Statistics Consumer Price Index for All Urban Consumers

(all items) for the New York, New York-Northeastern New Jersey region (seasonally adjusted) (the "CPI") for the month of August in such contract year and the denominator of which shall equal the CPI for the month of August in the prior Contract Year.

                           (b)      Option.  In addition to his Base Salary,
Executive hereby is granted options to purchase shares of common stock of the Company pursuant to its 1994 Long Term Stock Incentive Plan, pursuant to the Incentive Stock Option Agreement entered into between the Company and Executive on the date of this Agreement, a copy of which is attached hereto as Exhibit A.

                  5.       Vacation, Fringe Benefits, and Expenses.

                           (a)      Vacation and Fringe Benefits.  Executive
shall be entitled to participation in such medical, insurance and other plans and receive fringe benefits as are established from time to time by the Board for senior executive officers of the Company generally. In regard to vacation, Executive shall be entitled to four weeks annually.

                           (b)      Expenses.  It is understood that Executive
may from time to time incur reasonable and necessary expenses in connection with his employment. The Company shall reimburse Executive for any such expenses, subject to review by the Board and otherwise in accordance with policies and limits adopted by the Company from time to time and applicable to senior executive officers of the Company generally.

                           (c)      Automobile.  The Company shall furnish
Executive with an automobile for his use during the term of this Agreement similar to that now furnished to Executive and shall reimburse Executive for any expenses related to his use thereof.

                           (d)      Executive's services shall be performed and
his primary office shall be located in the Greater New York Metropolitan area subject to temporary travel requirements from time to time.

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                  6.       Covenants Not to Compete or Solicit or Hire
Employees. As a material inducement to the Company to enter into this Agreement, Executive covenants and agrees that he shall not, without the prior written consent of the Chief Executive Officer of the Company:

                           (a) at any time during the term of this Agreement
directly or indirectly enter into, participate in or engage in a business which is competitive, or proposes to be competitive, with any line of business in which the Company or any of its Subsidiaries or entities that are affiliates of the Company (as defined under Rule 12(b)(2) of the Rules of the Securities and Exchange Commission under the Securities and Exchange Act of 1934 ("Affiliates")) is engaged or any line of business in which the Company or any such Subsidiary/Affiliate has determined to engage as is evidenced by an action of the Company's Board or the Board of Directors any such Subsidiary/Affiliate. This covenant shall apply to all of Executive's business activities, whether as an individual for his own account, as an employee, agent, director, officer or consultant of or to any person or entity, as a partner or joint venturer or owner of an interest in any entity, or otherwise (except that Executive may own not more than two (2%) percent of the outstanding shares of a corporation whose shares are publicly traded on a national securities exchange or on the NASDAQ system or have been registered under Section 12(g) of the Securities Exchange Act of 1934); and

                           (b) at any time during the term of this Agreement
directly or indirectly (x) recruit, solicit, cause or encourage any other employee of the Company (1) to engage in any conduct or activity which Executive is prohibited under this Agreement from engaging in or (2) to terminate any existing relationship with the Company or any of its Subsidiaries or Affiliates,
(y) assist any other person in engaging in any conduct or activity described in the foregoing clause (x) or (z) offer employment or authorize or assist any person to offer employment (other than on behalf of the Company or any of its affiliates) to any person who is or was employed by the Company or any of its affiliates unless such person shall have ceased to be employed by the Company or any of its affiliates for a period of at least six months prior to the making of such offer.

                  7.       Termination.

                           (a)      Death or Disability.

                                    (i)  Executive's employment shall terminate
upon the death of Executive and in such event, the Company shall pay to Executive's estate all Base Salary, at the applicable rate, accrued but unpaid through the date of Executive's death.

                                    (ii)  The Company shall have the option to
terminate Executive's employment in the event that Executive, during the term hereof, becomes permanently

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disabled, as hereinafter defined. In such event, the Company shall pay to
Executive his Base Salary at the applicable rate for the period ending the earlier of (1) the date which is six months after such permanent disability commences or (2) July 31, 2000, such Base Salary to be reduced by the amount of any disability payments paid to Executive pursuant to the any disability plan or insurance relating thereto, whether provided by the Company or otherwise. For purposes of this Agreement, Executive shall be deemed to have become permanently disabled, if, during the term hereof, because of physical or mental disability he shall have been substantially unable to perform his duties hereunder (x) for 120 consecutive days, or (y) for 180 days (irrespective of whether such days are consecutive) occurring during any period of 365 consecutive days.

                                    (iii)  Upon any termination by reason of
death or disability, the Company shall not be obligated to make any other Base Salary or other payments to the Executive, his estate or any other persons, except for reimbursement of reimbursable expenses already incurred.


                           (b)      Termination by the Company for Good Cause.
The Company may terminate Executive's employment for Good Cause in accordance with the procedure set forth in this Section 8(b). The term Good Cause, as used herein, shall mean: (i) any breach by Executive of the provisions of Section 6 of this Agreement or the commission by Executive of an act of willful misconduct, fraud or dishonesty related to the performance of his duties contemplated by this Agreement, or (ii) Executive's breach of any other material provisions of this Agreement (other than any such failure resulting from Executive's incapacity due to physical or mental disability) which Executive fails to cure within a ten (10) day period following the giving of notice by the Company to Executive, or (iii) any course of activity by Executive materially and demonstrably injurious to the Company which Executive fails to cure within a ten (10) day period following the giving of notice by the Company to Executive. In addition, any voluntary termination of this Agreement by Executive, other than as a result of his permanent disability as provided in Section 7, shall be deemed to be a termination by the Company based on Good Cause. If Executive is terminated for Good Cause, he shall be entitled to receive only his Base Salary, at the applicable rate, through the date of termination. All other payments and benefits shall thereafter cease.

                           (c)      Termination by the Company Other than for
Good Cause. The Company may terminate Executive's employment for whatever reason it deems appropriate; provided, however, that if such termination is not due to permanent disability as provided in Section 7(a) or based on Good Cause as provided in Section 7(b), Executive shall continue to receive his Base Salary at the applicable rate for a period ending July 31, 2000, in the installments and at the intervals as in effect pursuant to Section 4 hereof on the date of termination.

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                           (d)      Notice and Effective Date of Termination.
Except as provided in Section 7(a) above with respect to death or in Section 7(b) with respect to a voluntary termination of this Agreement by Executive, termination hereunder shall be effective upon the giving of notice of such termination by the Company to Executive (or his legal guardian) specifying the reasons, if any, for such termination.

                           (e)      Releases; Exclusive Remedy.  The respective
payments and remedies provided in this Section 7 shall be (i) conditioned upon the Company and Executive (or his legal representatives) executing mutual releases (which releases shall exclude, as the case may be, (x) any obligations of the Company to make payments to the Executive as required hereunder, and (y) any continuing obligations of Executive, including, without limitation, Executive's non-competition, cooperation and other obligations pursuant to Sections 6, 8, and 9 hereunder) and (ii) exclusive and in lieu of any other payments, remedies or rights which the Company or Executive may have in connection therewith.

                  8. Cooperation with the Company After Termination. Following termination or expiration of Executive's employment, regardless of cause, Executive shall cooperate in all reasonable respects with the Company upon reasonable prior notice in all matters relating to the winding up of work on behalf of the Company and the orderly transfer of any pending work to other employees of the Company.

                  9. Surrender of Books and Records. All files, records, lists, books, literature, products, notes and other materials obtained by Executive from, or through his employment by, the Company, in connection with the performance of his duties hereunder shall at all times be and remain the property of the Company and shall be returned to the Company upon termination or expiration of Executive's employment, regardless of cause, or at such earlier time as the Company may request.

                  10. Assignability. This Agreement may be assigned by the Company to any entity owned or controlled by the Company, to an Affiliate of the Company, or to a successor to the Company's business. This Agreement is not assignable by Executive.

                  11. Binding Effect. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties, their respective legal representatives, heirs, successors and permitted assigns.

                  12. Severability; Limitation of Scope. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a

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reasonable substitute for such invalid and unenforceable provision in light of the tenor of this Agreement, and, upon so agreeing, shall incorporate such substitute provision in this Agreement. If the courts or tribunal of any one or more jurisdictions shall hold all or any part of the provisions contained in this Agreement wholly unenforceable by reason of the breadth or scope thereof or otherwise, it is the intention of the parties that such determination shall not bar or in any way affect their right to relief in the courts or tribunals of any other jurisdictions as to failure to observe such provisions in such other jurisdiction, the above provisions as they relate to each jurisdiction being, for this purpose, severable into diverse and independent provisions. If any of the provisions contained in this Agreement is held to be unenforceable because of the scope of such provision, including, without limitation, the duration of such provision, or the geographical area or the nature of the business of the Company covered thereby, the parties agree that the court or tribunal making such determination shall have the power to reduce the scope of such provision and in its reduced form said provision shall then be enforceable.

                  13. Communications. All notices and other communications required or permitted to be made or given hereunder ("Communications") shall be in writing, and shall be deemed to have been duly made or given when (i)

delivered personally with receipt acknowledged, (ii) sent by registered or certified mail or equivalent, return receipt requested, or (iii) sent by facsimile (which shall promptly be confirmed by a writing sent by mail), or (iv) sent by recognized overnight courier for delivery within 48 hours, in each case addressed or sent to the parties at the following addresses and facsimile numbers or to such other or additional address or facsimile number as any party shall hereafter specify by Communication to the other parties:

To:      the Company                    Allied Digital Technologies Corp.
                                        140 Fell Court
                                        Hauppauge, NY  11788
                                        Attn.:  George N. Fishman
                                        Fax #:  (516) 232-5370

         with a copy to:                Warshaw Burstein Cohen
                                         Schlesinger & Kuh, LLP
                                        555 Fifth Avenue
                                        New York, New York 10017
                                        Attn.:  Frederick R. Cummings, Jr., Esq.
                                        Fax #:  (212) 972-9150

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To:      Executive                      50 Pheasant Run
                                        Old Tappan, New Jersey 07675

Notice of change of address shall be deemed given when actually received; all other Communications shall be deemed to have been given, received and dated on the earlier of: (i) on the date when delivered personally against sign receipt,
(ii) two (2) business days after mailing, as aforesaid, (iii) one (l) day after being sent by facsimile, or (iv) one (1) day after being sent by overnight courier.

                  14. Governing Law; Consent to Jurisdiction. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflict of laws thereof. Each of the parties hereto
(a) consents and submits to the jurisdiction of the Courts of the State of New York and of the Courts of the United States for a judicial district within the territorial limits of the State of New York for all purposes of this Agreement, including, without limitation, any action or proceeding instituted for the enforcement of any right, remedy, obligation and liability arising under or by reason of this Agreement; and (b) consents and submits to the venue of such action or proceeding in the County of Nassau (or such judicial district of a Court of the United States as shall include the same).

                  15. Deductions. All payments made to Executive hereunder in accordance with the terms of this Agreement shall be subject to such deductions as shall at the time of such payment be required pursuant to pursuant to any applicable income tax or other applicable law.

                  16.      Entire Agreement.  This Agreement, together with

Exhibit A which is annexed hereto and made a part hereof, constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them, and it may not be modified or amended in any manner except in writing signed by both parties. A waiver of any breach or condition of this Agreement shall not be deemed to be a waiver of any subsequent breach or condition of a like or different nature.

                  17. Captions; Word Meanings. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope of this Agreement or any provision hereof. The words "hereby", "herein", "hereinabove", "hereinafter", "hereof" and "hereunder", when used anywhere in this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural, the conjunctive shall include the disjunctive and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

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                  18.      Counterparts.  This Agreement may be executed in any
number of counterparts and each such duplicate counterpart shall constitute an original, any one of which may be introduced in evidence or used for any other purpose without the production of its duplicate counterpart. Moreover, notwithstanding that any of the parties did not execute the same counterpart, each counterpart shall be deemed for all purposes to be an original, and all such counterparts shall constitute one and the same instrument, binding on all of the parties hereto.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.


                                          ALLIED DIGITAL TECHNOLOGIES CORP.


                                          By: /s/
                                             --------------------------------
                                             George N. Fishman
                                             Co-Chairman of the Board and Chief
                                             Executive Officer



                                              /s/
                                              -------------------------------
                                              John K. Mangini


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